UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date of earliest event reported): May 2, 2013

American Campus Communities, Inc.
(Exact Name of Registrant as specified in its Charter)

Commission File Number: 001-32265

Maryland	001-32265	760753089
(State or Other Jurisdiction Of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

12700 Hill Country Boulevard, Suite T-200
Austin, TX 78738
(Address of Principal Executive Offices, Including Zip Code)

512-732-1000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders held on May 2, 2013, there were 104,776,745 common shares entitled to be voted; 96,188,939 shares were voted in person or by proxy.  The stockholders voted on the following matters at the Annual Meeting:

1.        Election of seven director nominees to hold office for a one-year term;

2.        Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2013; and

3.        On an advisory basis, approval of the executive compensation disclosed in the Proxy Statement.

The results of the stockholder votes are set forth below:

Board of Directors

	Affirmative	Withheld
William C. Bayless, Jr.	92,097,246	69,562
R.D. Burck	91,983,395	183,413
G. Steven Dawson	90,970,966	1,195,842
Cydney C. Donnell	90,827,315	1,339,493
Edward Lowenthal	90,827,920	1,338,888
Oliver Luck	91,981,736	185,072
Winston W. Walker	90,970,997	1,195,811

There were 4,022,131 broker non-votes with respect to the election of directors.

Independent Registered Public Accounting Firm

Affirmative	Negative	Abstentions
95,658,718	520,105	10,116

Approval, on an Advisory Basis, of Executive Compensation

Affirmative	Negative	Abstentions	Broker Non-Votes
85,999,021	5,475,118	692,669	4,022,131

The Company's Board of Directors has determined that the Company will conduct advisory votes to approve the compensation of the Company's executive officers on an annual basis.  Accordingly, the Company will include an advisory on executive compensation in its proxy materials every year until the next stockholder vote on the frequency of such votes is held, which will be no later than the Company's 2017 Annual Meeting of Stockholders.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Campus Communities, Inc.

Date:	May 7, 2013	By:	/s/ Jonathan A. Graf
Jonathan A. Graf
Executive Vice President, Chief Financial
Officer, Secretary and Treasurer